Exhibit 2

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.00001 per share, of Janover Inc., a Delaware corporation, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow.]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of April 8, 2025.

DEFI DEV LLC

By:	Parker White, its managing member

By:	/s/ Parker White
	Name:	Parker White
	Title:	Manager

3277447 NOVA SCOTIA LTD

By:	Joseph Onorati, its managing member

By:	/s/ Joseph Onorati
	Name:	Joseph Onorati
	Title:	Manager

PARKER WHITE

/s/ Parker White
Parker White

JOSEPH ONORATI

/s/ Joseph Onorati
Joseph Onorati

[Signature Page to Joint Filing Agreement]